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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in the Registration Statement No. 333-13245 of Virus Research Institute, Inc. (the "Company") on Form S-8 of our report dated January 24, 1997 on the financial statements of the Company for the years ended December 31, 1996 and December 31, 1995 and for each of the years in the three-year period ended December 31, 1996 and the period from February 11, 1991 (inception) through December 31, 1996 appearing in this annual report on Form 10-K of the Company.

                                        /s/ Richard A. Eisner & Company, LLP

Cambridge, Massachusetts
March 25, 1997